                                                                    Exhibit 99.2

eROOM TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2002 (UNAUDITED)
IN THOUSANDS EXCEPT FOR SHARE DATA


                                                                                         SEPTEMBER 30, 2002
                                                                                         ------------------
                                                                                             (UNAUDITED)

ASSETS
Current assets:
    Cash and cash equivalents                                                                $      16,380
    Accounts receivable, net of allowance for doubtful accounts of
      $429 at September 30, 2002                                                                     5,743
                                                                                             -------------
        Total current assets                                                                        22,123

Property and equipment, net                                                                          1,209
Other assets                                                                                           129
                                                                                             -------------
        Total assets                                                                         $      23,461
                                                                                             -------------
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS'
  DEFICIT
Current liabilities:
    Current portion of long-term debt                                                        $         343
    Accounts payable                                                                                   309
    Accrued expenses                                                                                 2,415
    Accrued payroll and benefits                                                                     1,898
    Deferred revenue                                                                                19,705
                                                                                             -------------
        Total current liabilities                                                                   24,670

Long-term debt                                                                                         262
Deferred revenue                                                                                       272
                                                                                             -------------
        Total liabilities                                                                           25,204
                                                                                             -------------

Commitments and contingencies

Redeemable convertible preferred stock
    Series A redeemable convertible preferred stock; $.01 par value; 3,565,000 shares authorized, issued and outstanding at September 30, 2002 (liquidation
      preference $3,565)                                                                             3,565
    Series B redeemable convertible preferred stock; $.01 par value; 2,851,065 shares authorized, issued and outstanding at September 30, 2002 (liquidation
      preference $6,700)                                                                             6,700
    Series B-1 redeemable convertible preferred stock; $.01 par value; 1,250,000 shares authorized, issued and outstanding at September 30, 2002 (liquidation
      preference $3,500)                                                                             3,500
    Series C redeemable convertible preferred stock; $.01 par value; 3,236,918 shares authorized, issued and outstanding at September 30, 2002 (liquidation
      preference $15,537)                                                                           15,537
    Series D redeemable convertible preferred stock; $.01 par value; 2,009,571 shares authorized, issued and outstanding at September 30, 2002 (liquidation
      preference $21,000)                                                                           21,000
                                                                                             -------------
        Total redeemable convertible preferred stock                                                50,302
                                                                                             -------------

Stockholders' deficit
    Common stock; $.01 par value; 60,000,000 shares authorized at September 30,
      2002; 5,298,005 shares issued
      and outstanding at September 30, 2002                                                             53
    Additional paid-in capital                                                                      17,692
    Deferred stock-based compensation                                                               (4,966)
    Accumulated deficit                                                                            (64,793)
    Cumulative Translation Adjustment                                                                  (31)
                                                                                             -------------
        Total stockholders' deficit                                                                 (1,743)
                                                                                             -------------
        Total liabilities, redeemable convertible preferred stock and
          stockholders' deficit                                                              $      23,461
                                                                                             =============

eROOM TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2002 (UNAUDITED)
IN THOUSANDS


                                                              NINE MONTHS ENDED    NINE MONTHS ENDED
                                                             SEPTEMBER 30, 2001   SEPTEMBER 30, 2002
                                                          ------------------------------------------
Revenue:
  Product license                                                       $15,499              $14,616
  Services                                                                4,989                8,052
  Hosting services                                                        1,008                3,960
                                                          ------------------------------------------
    Total revenue                                                        21,496               26,628
                                                          ------------------------------------------

Cost of revenue:
  Cost of product license revenue                                           827                  835
  Cost of services revenue*                                               3,258                3,203
  Cost of hosting services revenue*                                         792                  919
                                                          ------------------------------------------
     Total cost of revenue                                                4,877                4,957
                                                          ------------------------------------------
Gross margin                                                             16,619               21,671
                                                          ------------------------------------------

Operating expenses:

  Research and development*                                               5,541                5,297
  Sales and marketing*                                                   17,746               14,785
  General and administrative*                                             1,855                1,442
  Employee stock-based compensation expense                               3,143                2,836
Operating expenses                                                       28,285               24,360
                                                          ------------------------------------------
Net loss from operations                                                (11,666)              (2,689)

Interest income                                                             583                  138
Other expense, net                                                          (61)                  (6)
                                                          ------------------------------------------
Net loss                                                               $(11,144)             $(2,557)
                                                          ==========================================


*Excludes amortization of deferred employee stock-based
compensation expense of the following:
   Cost of services revenue                                                 245                  154
   Cost of hosting services revenue                                          26                   28
   Research and development                                                 530                  920
   Sales and marketing                                                    1,451                  812
   General and administrative                                               891                  922
                                                          ------------------------------------------
                                                                          3,143                2,836
                                                          ==========================================

eROOM TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEAR ENDED 2001 AND THE PERIOD ENDED SEPTEMBER 30, 2002 (UNAUDITED) IN THOUSANDS EXCEPT FOR SHARE DATA

                                                  REDEEMABLE CONVERTIBLE
                                                     PREFERRED STOCK          COMMON STOCK
                                               -------------------------   ---------------------
                                                  NUMBER       CARRYING      NUMBER        PAR
                                                OF SHARES        VALUE      OF SHARES     VALUE
                                               -----------     ---------   ----------    -------
Balance at December 31, 2001                    12,912,554      50,302     $5,004,635     $  50
Issuance of common stock pursuant to the
exercise of stock options                                                     293,370         3
Deferred compensation related to stock
option grants, net of cancellations
Employee stock-based compensation expense
Translation adjustment
Net loss
                                                ----------      ------     ----------     -----
Balance at September 30, 2002 (unaudited)       12,912,554      50,302      5,298,005        53
                                                ==========      ======     ==========     =====



                                                                   STOCKHOLDERS' DEFICIT
                                            ---------------------------------------------------------------------
                                             ADDITIONAL       DEFERRED                     CUMULATIVE
                                              PAID-IN       STOCK-BASED     ACCUMULATED   TRANSLATION                COMPREHENSIVE
                                              CAPITAL       COMPENSATION      DEFICIT      ADJUSTMENT      TOTAL      INCOME (LOSS)
                                            ------------   -------------    -----------   ------------   --------   ---------------
Balance at December 31, 2001                 $   18,463          (8,812)    $  (62,236)       $ (29)     (52,564)     $  (11,785)
Issuance of common stock pursuant to the
exercise of stock options                           239                                                      242
Deferred compensation related to stock
option grants, net of cancellations              (1,010)          1,010                                       --
Employee stock-based compensation expense                         2,836                                    2,836
Translation adjustment                                                                           (2)          (2)             (2)
Net loss                                                                        (2,557)                   (2,557)         (2,557)
                                             ----------          ------     ----------        -----       ------      ----------
Balance at September 30, 2002 (unaudited)        17,692          (4,966)       (64,793)         (31)     (52,045)         (2,559)
                                             ==========          ======     ==========        =====       ======      ==========

eROOM TECHNOLOGY, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2002 (UNAUDITED)
IN THOUSANDS


                                                                NINE MONTHS ENDED    NINE MONTHS ENDED
                                                               SEPTEMBER 30, 2001   SEPTEMBER 30, 2002
                                                              -----------------------------------------
Cash flows from operating activities:
    Net loss                                                         $     (11,144)        $    (2,557)
    Adjustments to reconcile net loss to net cash provided
      by operating activities:
    Stock-based compensation expense                                         3,143               2,836
    Depreciation                                                               762                 742
    Changes in assets and liabilities:
      Accounts receivable                                                   (1,067)             (1,669)
      Prepaid expenses and other assets                                        989
      Accounts payable                                                      (2,131)                196
      Accrued expenses                                                         784                (571)
      Accrued payroll and benefits                                            (127)                851
      Deferred revenue                                                       2,904               1,623
                                                              ----------------------------------------
        Net cash (used by) provided by operating activities                (5,887)               1,451
                                                              ----------------------------------------

Cash flows from investing activities:
    Proceeds from sale of short-term investments                            17,415                  --
    Purchases of fixed assets                                                 (293)               (216)
                                                              ----------------------------------------
        Net cash provided by (used in) investing activities                 17,122                (216)
                                                              ----------------------------------------

Cash flows from financing activities:
    Borrowings under line of credit                                            452                  45
    Repayment of borrowings under line of credit                              (233)               (252)
    Proceeds from issuance of common stock                                      17                 233
                                                              ----------------------------------------
        Net cash provided in financing activities                              236                  26
                                                              ----------------------------------------

Net increase in cash and cash equivalents                                   11,471               1,261

Effective of exchange rate changes on cash and cash
equivalents                                                                    (14)                  7

Cash and cash equivalents, beginning of period                               3,514              15,112
                                                              ----------------------------------------
Cash and cash equivalents, end of period                                    14,971              16,380
                                                              ========================================
Supplemental disclosure of cash flow information:
    Cash paid for interest                                           $          62         $        33

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
IN THOUSANDS EXCEPT SHARE DATA
------------------------------------------------------------------------------

The accompanying unaudited financial statements and notes for the interim period ended September 30, 2001 have not been subject to review in accordance with SAS 71.

1.       NATURE OF THE BUSINESS

         eRoom Technology, Inc. (the "Company") (formerly, Instinctive Technology, Inc.) was incorporated in Delaware in June 1996. The Company is a provider of business collaboration software products and hosted offerings. The Company's product, eRoom, enables organizations and their employees, customers, suppliers, and other partners to manage their business relationships over the Internet.

         The Company has a single operating segment, development and marketing of collaboration software. The Company has no organizational structure dictated by product line, geography or customer type. Primarily all revenue earned to date has been generated from U.S. based customers; however, the Company operates as a branch in the United Kingdom and France and as a corporation in Australia.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Significant accounting policies followed in the preparation of the consolidated financial statements are as follows:

         PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany transactions have been eliminated in consolidation.

         CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
         The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents, and investments with original maturity dates greater than three months to be short-term investments. At September 30, 2002 cash equivalents were comprised of money market accounts which were carried at cost and approximated fair market value.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

                                                                      ESTIMATED USEFUL LIFE
                                                                      ---------------------
          Computer equipment, purchased software and internally
           developed software                                              2 - 3 years
          Office equipment                                                   3 years
          Furniture and fixtures                                             5 years
          Leasehold improvements                                      Shorter of lease term
                                                                      or asset useful life

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
IN THOUSANDS EXCEPT SHARE DATA
------------------------------------------------------------------------------

         On disposal, the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in other income (expense) . Repairs and maintenance costs are expensed as incurred.

         BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions in Form 10-Q and Article 10 of Regulation S-X. It is recommended that these financial statements be read in conjunction with the consolidated financial statements and related notes that appear in the Audited financial statements for the year ended December 31, 2001. In the opinion of management, all adjustments have been recorded as necessary to present fairly the Company's consolidated financial position, results of operations and cash flow for the periods presented. The consolidated results of operations for the nine months ended September 30, 2002 are not necessarily indicative of the results that may be expected for any future period.


         REVENUE RECOGNITION

         The Company recognizes revenue in accordance with Statement of Position, or SOP, No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-4 and Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. The Company sells its software under perpetual license arrangements that are sold together with a maintenance contract having a specified term, typically one year. Revenue under these arrangements is recognized ratably as product license revenue and maintenance revenue, respectively over the specified maintenance contract term beginning at the time the software is delivered to the customer, provided that the fee is fixed or determinable, evidence of the arrangement exists and collection is probable. Customers may purchase additional maintenance contracts after the initial term at then negotiated prices. Revenue from these contracts is recognized ratably as maintenance revenue over the length of the contract.

         From time to time, customers also purchase professional consulting services, which include best practices, training and implementation assistance. When professional consulting services are sold with software licenses, the value of services-related revenue, based upon vendor specific objective evidence, is deferred until such time that services are delivered. Vendor specific evidence is determined based on the price for which such services are sold separately. Revenue from professional consulting service arrangements are recognized as services revenue as the services are performed, provided that the fees are fixed or determinable, evidence of the arrangement exists and collection is probable. Hosting revenue consists of monthly fees for application management and application hosting rentals. Revenue (other than installation fees) is generally billed and recognized over the term of the contract based on actual usage.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
IN THOUSANDS EXCEPT SHARE DATA
------------------------------------------------------------------------------

         Amounts collected or billed prior to satisfying the above revenue recognition criteria are reflected as deferred revenue.

         COST OF REVENUE
         Cost of product license revenue consists of royalties for third-party technology. Cost of maintenance revenue consists of cost of technical support and other costs directly attributable to supporting the Company's product and customers. Cost of services revenue consists of cost primarily for consulting and training personnel including cost of services provided by third-party consultants engaged by the Company. Cost of hosted revenue consists of cost of technical support and other costs directly attributable to supporting the Company's hosted product and customers

         RESEARCH AND SOFTWARE DEVELOPMENT COSTS
         Costs incurred in the research and development of the Company's products are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software products are expensed prior to establishment of technological feasibility (as defined by Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed") and capitalized thereafter. Software development costs subject to capitalization during 2002 were not significant.

         On January 1, 1999, the Company adopted SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Accordingly, the Company's policy is to capitalize costs associated with the development and implementation of its operating systems, including internally and externally developed software.

         STOCK-BASED COMPENSATION

         The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation expense is recorded for options issued to employees in fixed amounts to the extent that the exercise prices are less than the fair market value of the Company's common stock at the date of grant. The Company applies the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," through disclosure only (See Note 9 to Notes to Consolidated Financial Statements). Stock-based awards to nonemployees are accounted for at their fair value in accordance with SFAS No. 123 and the Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Investments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

         Compensation expense of $3,143 and $2,836 was recognized during the nine months ended, September 30, 2001 and 2002, respectively.

         COMPREHENSIVE LOSS
eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
IN THOUSANDS EXCEPT SHARE DATA
------------------------------------------------------------------------------

         SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income (loss) on an annual and interim basis. The Company has disclosed comprehensive income (loss) for all periods presented in the accompanying consolidated statements of stockholders' equity.

         ADVERTISING COSTS
         The Company expenses advertising costs as they are incurred. During the nine months ended September 30, 2001 and 2002, the Company did not incur any advertising costs.

         RISKS AND UNCERTAINTIES
         The Company operates in one segment, has only one product and is subject to a number of risks similar to other companies in the industry, including but not limited to, rapid technology change, uncertainty of market acceptance of its product, competition from substitute products and larger companies, protection of proprietary technology, ability to scale up its operations to support additional users of its service, the need to obtain additional financing to support growth, and dependence on third parties and key individuals. The Company's revenue is primarily derived from customers based in the United States.

         Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents, short-term investments and accounts receivable. At September 30, 2002 the Company had cash balances at certain financial institutions in excess of federally insured limits; however, the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

         No one customer accounted for more than 10% of accounts receivable at September 30, 2002. The Company performs ongoing credit evaluations of its customers; however, collateral is not required. The Company maintains reserves for credit losses that, in the aggregate, have not exceeded management's expectations.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could materially differ from those estimates.


4.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
IN THOUSANDS EXCEPT SHARE DATA
------------------------------------------------------------------------------


                                                                SEPTEMBER 30
                                                                    2002
                                                                ------------
Computer equipment, purchased software and internally
  developed software                                             $    3,618
Office equipment                                                        203
Furniture and fixtures                                                  356
Leasehold improvements                                                  358
                                                                 ----------
                                                                      4,535
Less - accumulated depreciation                                       3,326
                                                                 ----------
                                                                 $    1,209
                                                                 ==========


         Depreciation and amortization expense was $762 and $742 for the nine months ended September 30, 2001 and 2002, respectively.


5.       LINES OF CREDIT

         In December 2001, the Company entered into two lines of credit with a bank. The first line is a $1.5 million working capital line for which the borrowing capacity is based on 80% of the Company's eligible domestic accounts receivable and the interest rate is prime rate plus 0.50% (% at September 30, 2002). The second line is a $1.5 million equipment acquisition line for which the interest rate is prime rate plus 1.50% (% at September 30, 2002). At September 30, 2002, $650 has been drawn against this facility. Principal repayment continues through June 2004 in equal monthly installments of principal and interest.

         These loans are secured by all of the Company's assets except the Company's intellectual property. The Company has agreed not to create or incur any liens or security interest on its intellectual property. The Company has agreed to maintain the ratio of its quick assets to current liabilities as defined. The Company has also agreed to maintain quarterly net revenues at an agreed upon amount over the term of the loan agreement. The Company has also agreed to limitations on its ability to incur indebtedness, make investments and acquisitions, create liens on its assets and buy back, or pay cash dividends, on its capital stock. The Company was in compliance with all covenants at September 30, 2002. The outstanding principal balance was $605 at September 30, 2002.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
IN THOUSANDS EXCEPT SHARE DATA
------------------------------------------------------------------------------

6.       REDEEMABLE CONVERTIBLE PREFERRED STOCK

         In April 2000, the Company sold 956,938 shares of Series D redeemable convertible preferred stock ("Series D Preferred Stock") to a strategic investor in exchange for approximately $10,000 in cash. During the nine months ended September 30, 2001 and 2002 respectively, the Company recorded revenue of $1,413 and $763, from this strategic investor. Deferred revenue related to this strategic investor was $722 at September 30, 2002. In July 2000, the Company sold 287,082 shares of Series D Preferred Stock to a venture management firm for approximately $3,000 in cash. During the nine months ended September 30, 2001 and 2002 respectively, the Company recorded revenue of $37 and $0, from this strategic investor. At December 31, 2001, Series A redeemable convertible preferred stock ("Series A Preferred Stock"), Series B redeemable convertible preferred stock ("Series B Preferred Stock"), Series B-1 redeemable convertible preferred stock ("Series B-1 Preferred Stock"), Series C redeemable convertible preferred stock ("Series C Preferred Stock") and Series D redeemable convertible preferred stock ("Series D Preferred Stock") have the following characteristics (collectively, "Redeemable Convertible Preferred Stock"):

         REDEMPTION
         The Series A, Series B, Series B-1, Series C and Series D Preferred Stock are redeemable at the request of 55% of the holders of Series A, Series B, Series B-1, Series C and Series D Preferred Stock, voting as a single class, beginning on September 13, 2004 at per share prices of $1.00, $2.35, $2.80, $4.80 and $10.45, respectively, plus all declared but unpaid dividends, as of September 30,2002 as follows:


                                                         PRINCIPAL
                                                        REDEMPTION
         YEAR                                             AMOUNT
         ----                                           ----------
         2005                                            $ 16,767
         2006                                              16,767
         2007                                              16,767
                                                         --------
                                                         $ 50,301
                                                         ========



         CONVERSION
         Each share of Series A, Series B, Series B-1, Series C and Series D Preferred Stock is convertible at any time at the option of the holder into shares of common stock at a ratio of one share of common stock for each share of Series A, Series B, Series B-1, Series C or Series D Preferred Stock, subject to certain anti-dilution adjustments. All shares of Series A, Series B, Series B-1 and Series C Preferred Stock will automatically convert to shares of common stock upon the closing of a public offering of the Company's common stock involving aggregate net proceeds to the Company of at least $20,000 and a per share price of not less than $9.60. All shares of Series D Preferred Stock will automatically convert to shares of common stock upon the closing of a public offering of the Company's common stock involving aggregate net proceeds to the Company of at least $20,000 and a per share price of not less than $10.45.

         At September 30, 2002, the Company has reserved 12,912,554 shares of common stock for issuance upon the conversion of the Series A, Series B, Series B-1, Series C and Series D Preferred Stock.

eROOM TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
IN THOUSANDS EXCEPT SHARE DATA
------------------------------------------------------------------------------

         DIVIDENDS RIGHTS

         Holders of Redeemable Convertible Preferred Stock are entitled to receive dividends only when and if declared by the Board of Directors but must be paid on redemption, liquidation or a sale of the company. No dividends have been declared or paid by the Company on Redeemable Convertible Preferred Stock through September 30, 2002.

         LIQUIDATION, DISSOLUTION OR WINDING-UP OF THE COMPANY
         In the event of any liquidation, dissolution, or winding-up of the Company, the holders of the Redeemable Convertible Preferred Stock will be entitled to receive, in preference to the holders of the common stock, an amount per share equal to the greater of (i) $1.00, $2.35, $2.80, $4.80 and $10.45 for Series A, Series B, Series B-1, Series C and Series D Preferred Stock, respectively, plus any declared but unpaid dividends thereon, subject to certain anti-dilution adjustments, or (ii) such amount per share as would have been payable had the shares been converted into common stock immediately prior to such liquidation, dissolution or winding-up of the Company.

         If the remaining assets of the Company are insufficient to pay the Redeemable Convertible Preferred Stockholders the full amount to which they are entitled, the stockholders shall share ratably in any distribution of the remaining assets in proportion to the respective amounts which would otherwise by payable if all amounts payable were paid in full. Any assets remaining after the initial distribution to the holders of the Redeemable Convertible Preferred Stock shall be available for distribution ratably among the Company's common stockholders.

         VOTING RIGHTS

         Each holder of the Redeemable Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such holder's shares are convertible at the record date for such vote.